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                                                                     Exhibit 8.2


   [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION]


                                 April 12, 2001



C-Cube Microsystems Inc.
1778 McCarthy Boulevard
Milpitas, California 95035

     RE: EXCHANGE OFFER AND MERGER TRANSACTION AMONG C-CUBE MICROSYSTEMS INC., A DELAWARE CORPORATION ("C-CUBE"), LSI LOGIC CORPORATION, A DELAWARE CORPORATION ("LSI"), AND CLOVER ACQUISITION CORP., A DELAWARE CORPORATION AND A WHOLLY OWNED SUBSIDIARY OF LSI ("MERGER SUB")

Ladies and Gentlemen:

     We have acted as counsel to C-Cube in connection with the (i) the exchange offer made by Merger Sub, a wholly owned subsidiary of LSI (the "Exchange Offer") to exchange shares of LSI for shares of C-Cube, and (ii) the proposed merger (the "Merger") of Merger Sub with and into C-Cube pursuant to an Agreement and Plan of Reorganization dated as of March 26, 2001 (the "Reorganization Agreement"). The Exchange Offer, the Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of LSI which includes the Proxy Statement/Prospectus of LSI and C-Cube (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Reorganization Agreement.

     In connection with this opinion, we have examined and are familiar with the Reorganization Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Exchange Offer and the Merger will be consummated in the manner contemplated by the Proxy Statement/Prospectus and in accordance with the provisions of the Reorganization Agreement, (ii) the truth and accuracy of the representations and warranties made by C-Cube, LSI and Merger Sub in the Reorganization Agreement, and (iii) the truth and accuracy of the certificates of representations provided to us by C-Cube, LSI and Merger Sub.

     Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place which could affect the United States Federal income tax considerations of the Exchange Offer and/or the Merger or that contrary positions may not be taken by the Internal Revenue Service.


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   [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION]


C-Cube Microsystems Inc.
April 12, 2001
Page 2



     Based upon and subject to the foregoing, in our opinion, the discussion contained in the Registration Statement under the caption "Material Federal Income Tax Consequences," subject to the limitations and qualifications described therein, sets forth the material United States Federal income tax considerations generally applicable to the Exchange Offer and the Merger.

     This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax consequences of the Exchange Offer and the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                       Very truly yours,

                                       /s/ Wilson Sonsini Goodrich & Rosati
                                       --------------------------------------
                                       WILSON SONSINI GOODRICH & ROSATI
                                       PROFESSIONAL CORPORATION